Exhibit 99.1

Press Release For immediate release
Invesco Mortgage Capital Inc. Reports First Quarter 2016 Financial Results

Atlanta - May 9, 2016 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the "Company") today announced financial results for the quarter ended March 31, 2016, reporting core earnings* of $0.44 per common share and book value per diluted common share** of $16.53.

Significant market volatility driven by global growth concerns caused credit spreads to widen and interest rates to fall during the first quarter of 2016. The Company was well served to be diversified in the environment. "Our equity is allocated 36% to commercial credit, 34% to Agency RMBS and 30% to residential credit as of March 31, 2016. We believe the Company is positioned well by owning a collection of high quality assets with attractive yields. We used available cash flow during the quarter to fund four commercial real estate loans totaling $70 million and to repurchase 2.1 million shares of common stock," said Richard King, President and CEO.

"Our asset quality continues to improve as the loans underlying our assets continue to season and benefit from growing borrower equity due to property price appreciation," said Mr. King. Management remains committed to employing capital in strategies that seek to optimize risk-adjusted returns to our shareholders. "The combination of improving asset quality, shortening maturities, and lower leverage should continue to reduce book value volatility and improve economic return***," added Mr. King.
Highlights
•	Q1 2016 core earnings* of $49.9 million, core earnings per common share* of $0.44, and a common stock dividend of $0.40 per share
•	Q1 2016 book value per diluted common share** of $16.53 vs. $17.14 at Q4 2015
•	Economic return*** for the three months ended March 31, 2016 of (1.2%)
•	Q1 2016 comprehensive loss attributable to common stockholders was $33.9 million or ($0.30) per common share vs. $40.6 million or ($0.35) per common share for Q4 2015
•	Q1 2016 net loss attributable to common stockholders of $157.3 million or ($1.39) basic and diluted earnings per common share reflecting a $238.5 million net loss on interest rate hedges
•	Funded four commercial loans totaling $70 million, and bought back 2.1 million shares of common stock for $25 million in Q1 2016

* Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" below for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, yield), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.
**Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million) and Series B Preferred Stock ($155.0 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).
***Economic return for the quarter ended March 31, 2016 is defined as the change in book value per diluted common share from December 31, 2015 to March 31, 2016 of ($0.61); plus dividends declared of $0.40 per common share; divided by the December 31, 2015 book value per diluted common share of $17.14.

1

Exhibit 99.1

Key performance indicators for the quarters ended March 31, 2016 and December 31, 2015 are summarized in the table below.

($ in millions, except share amounts)	Q1 ‘16		Q4 ‘15
	(unaudited)		(unaudited)
Average earning assets (at amortized costs)	$15,446.8		$19,002.2
Average borrowed funds	13,532.6		16,941.2
Average equity	$1,939.2		$2,128.1

Interest income	$126.0		$154.5
Interest expense	50.1		66.0
Net interest income	75.9		88.5
Total other income (loss)	(217.8)		34.8
Total expenses	11.5		13.1
Net income (loss)	(153.5)		110.2
Net income (loss) attributable to non-controlling interest	(1.9)		1.3
Dividends to preferred stockholders	5.7		5.7
Net income (loss) attributable to common stockholders	($157.3)		$103.2

Average portfolio yield	3.26%		3.25%
Cost of funds	1.48%		1.56%
Debt to equity ratio	6.1	x	6.3	x
Book value per common share (diluted)**	$16.53		$17.14
Earnings (loss) per common share (basic)	($1.39)		$0.88
Dividends declared per common share	$0.40		$0.40
Dividends declared per preferred share on Series A Preferred Stock	$0.4844		$0.4844
Dividends declared per preferred share on Series B Preferred Stock	$0.4844		$0.4844

Non-GAAP Financial Measures*:
Core earnings	$49.9		$49.3
Core earnings per common share	$0.44		$0.42
Effective interest income	$132.3		$160.9
Effective yield	3.42%		3.38%
Effective interest expense	$66.3		$96.4
Effective cost of funds	1.96%		2.27%
Effective net interest income	$66.0		$64.5
Effective interest rate margin	1.46%		1.11%
Repurchase agreement debt-to-equity ratio	5.8	x	5.7	x

* Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" below for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, yield), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.
**Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million) and Series B Preferred Stock ($155.0 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).

2

Exhibit 99.1

Financial Summary
During the first quarter of 2016, the Company generated $49.9 million in core earnings, an increase of $0.6 million or 1.2% from the fourth quarter of 2015. Net loss attributable to common stockholders for the first quarter of 2016 was $157.3 million, compared to net income attributable to common stockholders of $103.2 million for the fourth quarter of 2015. The first quarter of 2016 net loss attributable to common stockholders was primarily due to a $238.5 million net loss on derivative instruments versus a $68.3 million net gain on derivative instruments in the fourth quarter of 2015. During the first quarter of 2016, the Company incurred unrealized losses on derivative instruments of $166.5 million due to the fall in rates, which was the primary driver of the net loss. Also contributing to the net loss, the Company realized losses on derivative instruments of $43.0 million as it repositioned its hedging portfolio in response to lower market expectations of an increase in the Federal funds interest rate later this year. Book value per diluted common share for the first quarter of 2016 decreased to $16.53 primarily due to realized and unrealized losses associated with derivative instruments.
During the fourth quarter of 2015, the Company completed the sale of certain beneficial interests issued by its consolidated residential loan securitizations and deconsolidated the residential securitizations. Average assets, average borrowings, interest income and interest expense were significantly lower in the first quarter of 2016 relative to the fourth quarter of 2015 due to the Company's sale in residential securitizations in the fourth quarter of 2015. Average earning assets decreased to $15.4 billion for the quarter ended March 31, 2016 compared to $19.0 billion for the quarter ended December 31, 2015, and interest income decreased to $126.0 million compared to $154.5 million during the quarter ended December 31, 2015. The decrease in average earning assets and interest income was primarily due to the deconsolidation of the residential securitizations which held $2.6 billion of average earning residential loan assets with an average yield of 3.52% and earned $22.9 million of interest income in the fourth quarter of 2015. In addition, the Company’s average mortgage-backed and credit risk transfer securities balance decreased $1.0 billion from the fourth quarter of 2015 primarily due to continued paydowns and sales of securities. During the first quarter of 2016, the Company utilized a portion of the proceeds from paydowns and sales of investments to invest $70 million in four new commercial real estate loans and buy back $25 million of common stock.
Average portfolio yield rose to 3.26% for the first quarter of 2016 from 3.25% during the fourth quarter of 2015. Average portfolio yield in the fourth quarter of 2015 included average yield from residential loans of 3.52%. During the first quarter of 2016, the Company sold lower yielding assets and reinvested proceeds primarily into commercial real estate loans and stock repurchases.
For the quarter ended March 31, 2016, the Company had average borrowed funds of $13.5 billion compared to $17.0 billion for the fourth quarter of 2015 and interest expense of $50.1 million compared to $66.0 million during the quarter ended December 31, 2015. Average borrowed funds and interest expense decreased primarily due to the deconsolidation of the residential securitizations which held $2.3 billion of average asset-backed securities with an average borrowing rate of 3.03% and incurred $17.1 million of interest expense in the fourth quarter of 2015. In addition, average borrowings for the Company’s mortgage-backed and credit risk transfer securities portfolio decreased $1.1 billion from the fourth quarter of 2015 primarily due to continued paydowns, and sales of securities.
The Company's cost of funds was 1.48% and 1.56% for the first quarter of 2016 and fourth quarter of 2015, respectively. Cost of funds would have been lower in the fourth quarter of 2015 excluding the consolidated residential loan securitizations. The Company's cost of funds for borrowings to finance its mortgage-backed and credit risk transfer securities rose during the quarter due to the impact of the December increase in the federal funds interest rate.
In the first quarter, the Company's leverage decreased approximately 0.2 times due to a reduction in repurchase agreement balances as the Company used cash from sales of securities, principal prepayments and maturities to reduce borrowings as well as repurchase stock rather than reinvest in target assets.
Total expenses for the first quarter of 2016 were approximately $11.5 million, compared to $13.1 million for the fourth quarter of 2015. The fourth quarter of 2015 included $1.7 million of securitization trust expenses associated with direct operating costs

3

Exhibit 99.1

of the Company's residential securitizations. Management fees totaled $9.5 million in the first quarter, down from $9.8 million in the fourth quarter of 2015 primarily due to the repurchase of $75.6 million of common stock in the fourth quarter of 2015. General and administrative expenses were $2.0 million in the first quarter of 2016, an increase of $0.5 million from the fourth quarter of 2015. General and administrative expenses increased primarily due to costs associated with repositioning the Company's hedging portfolio and closing new commercial loan investments.
The ratio of annualized operating expenses to average equity* for the first quarter of 2016 was 2.38%, an increase of 24 basis points from the fourth quarter of 2015 reflecting the aforementioned increase in first quarter expenses and lower average equity.
In the first quarter of 2016, the Company bought back 2.1 million shares of common stock for $25.0 million. Over the past year, the Company has repurchased 9.42% of its outstanding shares as of March 31, 2015.
The Company declared the following dividends: a common stock dividend of $0.40 per share paid on April 26, 2016; a Series A preferred stock dividend of $0.4844 per share paid on April 25, 2016; and a Series B preferred stock dividend of $0.4844 per share that will be paid on June 27, 2016.

*The ratio of annualized operating expenses to average equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average equity. Average equity is calculated based on a weighted balance basis. The Company excludes expenses of consolidated securitization trusts from this calculation to facilitate comparison of the Company's operating expenses to peers.

About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd., a leading independent global investment management firm.

4

Exhibit 99.1

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Tuesday, May 10, 2016, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on May 24, 2016 by calling:

800-925-1940 (North America) or 1-402-998-1654 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the market for our target assets, mortgage reform programs, our financial performance, including our core earnings, economic return, comprehensive income and changes in our book value, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Tony Semak, 800-241-5477

5

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,	Three Months Ended December 31,	Three Months Ended March 31,
$ in thousands, except share amounts	2016	2015	2015
Interest Income
Mortgage-backed and credit risk transfer securities	121,087	127,633	135,265
Residential loans (1)	—	22,907	29,374
Commercial loans	4,893	3,982	3,115
Total interest income	125,980	154,522	167,754
Interest Expense
Repurchase agreements	41,800	41,348	43,310
Secured loans	2,715	1,940	1,464
Exchangeable senior notes	5,613	5,621	5,607
Asset-backed securities (1)	—	17,128	21,898
Total interest expense	50,128	66,037	72,279
Net interest income	75,852	88,485	95,475
(Reduction in) provision for loan losses	—	—	(62)
Net interest income after (reduction in) provision for loan losses	75,852	88,485	95,537
Other Income (loss)
Gain (loss) on investments, net	11,601	(31,302)	2,172
Equity in earnings of unconsolidated ventures	1,061	3,499	6,006
Gain (loss) on derivative instruments, net	(238,543)	68,296	(122,745)
Realized and unrealized credit derivative income (loss), net	8,410	(5,122)	21,362
Other investment income (loss), net	(318)	(574)	(894)
Total other income (loss)	(217,789)	34,797	(94,099)
Expenses
Management fee – related party	9,512	9,816	9,415
General and administrative	2,037	1,583	1,727
Consolidated securitization trusts (1)	—	1,675	2,156
Total expenses	11,549	13,074	13,298
Net income (loss)	(153,486)	110,208	(11,860)
Net income (loss) attributable to non-controlling interest	(1,897)	1,321	(136)
Net income (loss) attributable to Invesco Mortgage Capital Inc.	(151,589)	108,887	(11,724)
Dividends to preferred stockholders	5,716	5,716	5,716
Net income (loss) attributable to common stockholders	(157,305)	103,171	(17,440)
Earnings (loss) per share:
Net income (loss) attributable to common stockholders
Basic	(1.39)	0.88	(0.14)
Diluted	(1.39)	0.81	(0.14)
Dividends declared per common share	0.40	0.40	0.45

(1)	The condensed consolidated statements of operations for the three months ended December 31, 2015 and March 31, 2015 include income and expenses of consolidated variable interest entities.

6

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31,	Three Months Ended December 31,	Three Months Ended March 31,
In thousands	2016	2015	2015
Net income (loss)	(153,486)	110,208	(11,860)
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	122,619	(160,026)	125,954
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	(10,544)	(1,055)	(2,934)
Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	12,924	15,576	19,145
Currency translation adjustments on investment in unconsolidated venture	(49)	1	—
Total other comprehensive income (loss)	124,950	(145,504)	142,165
Comprehensive income (loss)	(28,536)	(35,296)	130,305
Less: Comprehensive income (loss) attributable to non-controlling interest	341	433	(1,490)
Less: Dividends to preferred stockholders	(5,716)	(5,716)	(5,716)
Comprehensive income (loss) attributable to common stockholders	(33,911)	(40,579)	123,099

7

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands except share amounts	March 31, 2016	December 31, 2015

ASSETS
Mortgage-backed and credit risk transfer securities, at fair value	15,134,066	16,065,935
Commercial loans, held-for-investment	277,701	209,062
Cash and cash equivalents	51,336	53,199
Due from counterparties	233,884	110,009
Investment related receivable	30,406	154,594
Accrued interest receivable	49,131	50,779
Derivative assets, at fair value	702	8,659
Other assets	115,878	115,072
Total assets	15,893,104	16,767,309
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	11,187,159	12,126,048
Secured loans	1,650,000	1,650,000
Exchangeable senior notes	395,187	394,573
Derivative liabilities, at fair value	398,143	238,148
Dividends and distributions payable	50,917	51,734
Investment related payable	18,782	167
Accrued interest payable	18,339	21,604
Collateral held payable	—	4,900
Accounts payable and accrued expenses	2,027	2,376
Due to affiliate	9,943	10,851
Total liabilities	13,730,497	14,500,401
Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 111,577,275 and 113,619,471 shares issued and outstanding, respectively	1,116	1,136
Additional paid in capital	2,382,542	2,407,372
Accumulated other comprehensive income	426,504	303,110
Retained earnings (distributions in excess of earnings)	(957,735)	(755,799)
Total stockholders’ equity	2,137,643	2,241,035
Non-controlling interest	24,964	25,873
Total equity	2,162,607	2,266,908
Total liabilities and equity	15,893,104	16,767,309

8

Exhibit 99.1

Non-GAAP Financial Measures

In addition to the results presented in accordance with U.S. GAAP, this release contains the non-GAAP financial measures of core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio. The Company’s management uses these non-GAAP financial measures in its internal analysis of results and believes these measures are useful to investors for the reasons explained below. The most directly comparable U.S. GAAP measures are net income attributable to common stockholders (and by calculation basic earnings (loss) per common share), total interest income (and by calculation, yield), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

These non-GAAP financial measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with U.S. GAAP. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate.

Core Earnings

The Company calculates core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net (excluding contractual net interest on interest rate swaps); unrealized (gain) loss on derivative instruments, net; realized and unrealized change in fair value of GSE CRT embedded derivatives, net; (gain) loss on foreign currency transactions, net; reclassification of amortization of net deferred swap losses on de-designated interest rate swaps to repurchase agreements interest expense; and an adjustment attributable to non-controlling interest. The Company records changes in the valuation of its mortgage-backed securities, excluding securities for which we elected the fair value option and the valuation assigned to the debt host contract associated with its GSE CRTs in other comprehensive income on its consolidated balance sheets. The Company believes the presentation of core earnings provides a consistent measure of operating performance by excluding the impact of gains and losses described above from operating results.

The Company believes that providing transparency into core earnings enables its investors to consistently measure, evaluate and compare its operating performance to that of its peers over multiple reporting periods. However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

9

Exhibit 99.1

The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to core earnings for the following periods:

	Three Months Ended
$ in thousands, except per share data	March 31, 2016	December 31, 2015	March 31, 2015
Net income (loss) attributable to common stockholders	(157,305)	103,171	(17,440)
Adjustments:
(Gain) loss on investments, net	(11,601)	31,302	(2,172)
Realized (gain) loss on derivative instruments, net (excluding contractual net interest on interest rate swaps of $29,091, $45,969, $45,608, respectively)	42,985	(122)	26,103
Unrealized (gain) loss on derivative instruments, net	166,467	(114,143)	51,034
Realized and unrealized change in fair value of GSE CRT embedded derivatives, net	(2,096)	11,502	(15,246)
(Gain) loss on foreign currency transactions, net	1,125	1,345	1,525
Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	12,924	15,575	19,145
Subtotal	209,804	(54,541)	80,389
Adjustment attributable to non-controlling interest	(2,597)	652	(921)
Core earnings	49,902	49,282	62,028
Basic income (loss) per common share	(1.39)	0.88	(0.14)
Core earnings per share attributable to common stockholders	0.44	0.42	0.50

Effective Interest Income/ Effective Yield/ Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest that is recorded in realized and unrealized credit derivative income (loss), net. The Company adds back GSE CRT embedded derivative coupon interest to its total interest income because the Company considers GSE CRT embedded derivative coupon interest a current component of its total interest income.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for net interest paid on its interest rate swaps that is recorded in gain (loss) on derivative instruments and the reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company subtracts amortization of net deferred losses on de-designated interest rate swaps because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for net interest paid on its interest rate swaps that is recorded in gain (loss) on derivative instruments, the amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense and GSE CRT embedded derivative coupon interest that is recorded in realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs and operating performance.

10

Exhibit 99.1

The following table reconciles total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended March 31, 2016		Three Months Ended December 31, 2015		Three months ended March 31, 2015
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	125,980	3.26%	154,522	3.25%	167,754	3.29%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	6,314	0.16%	6,379	0.13%	5,913	0.12%
Effective interest income	132,294	3.42%	160,901	3.38%	173,667	3.41%

The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended March 31, 2016		Three Months Ended December 31, 2015		Three months ended March 31, 2015
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	50,128	1.48%	66,037	1.56%	72,279	1.60%
Less: Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	(12,924)	(0.38)%	(15,576)	(0.37)%	(19,145)	(0.42)%
Add: Net interest paid - interest rate swaps	29,091	0.86%	45,969	1.08%	45,608	1.01%
Effective interest expense	66,295	1.96%	96,430	2.27%	98,742	2.19%

The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended March 31, 2016		Three Months Ended December 31, 2015		Three months ended March 31, 2015
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	75,852	1.78%	88,485	1.69%	95,475	1.69%
Add: Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	12,924	0.38%	15,576	0.37%	19,145	0.42%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	6,314	0.16%	6,379	0.13%	5,913	0.12%
Less: Net interest paid - interest rate swaps	(29,091)	(0.86)%	(45,969)	(1.08)%	(45,608)	(1.01)%
Effective net interest income	65,999	1.46%	64,471	1.11%	74,925	1.22%

11

Exhibit 99.1

Repurchase Agreement Debt-to-Equity Ratio
The following tables show the allocation of the Company's equity to its target assets, the Company's debt-to-equity ratio, and the Company's repurchase agreement debt-to-equity ratio as of March 31, 2016 and December 31, 2015. The Company presents a repurchase agreement debt-to-equity ratio because the mortgage REIT industry primarily uses repurchase agreements, which typically mature within one year, to finance investments. The Company believes presenting the Company's repurchase agreement debt-to-equity ratio, a non-GAAP financial measure of leverage, when considered together with its U.S. GAAP financial measures, provides information that is useful to investors in understanding the Company's refinancing risks, and gives investors a comparable statistic to those other mortgage REITs who almost exclusively borrow using short-term repurchase agreements that are subject to refinancing risk.
March 31, 2016

$ in thousands	Agency RMBS	Residential Credit (4)	Commercial Credit (5)	Exchangeable Senior Notes	Total
Investments	9,396,359	3,035,757	3,019,192	—	15,451,308
Cash and cash equivalents (1)	21,955	16,794	12,587	—	51,336
Derivative assets, at fair value (2)	—	—	702	—	702
Other assets	306,249	17,781	65,728	—	389,758
Total assets	9,724,563	3,070,332	3,098,209	—	15,893,104

Repurchase agreements	7,916,802	2,257,422	1,012,935	—	11,187,159
Secured loans (3)	492,621	—	1,157,379	—	1,650,000
Exchangeable senior notes	—	—	—	395,187	395,187
Derivative liabilities, at fair value	397,923	—	220	—	398,143
Other liabilities	52,634	30,183	16,302	889	100,008
Total liabilities	8,859,980	2,287,605	2,186,836	396,076	13,730,497

Total equity (allocated)	864,583	782,727	911,373	(396,076)	2,162,607
Adjustments to calculate repurchase agreement debt-to-equity:
Net equity in unsecured assets and exchangeable senior notes (6)	—	—	(317,242)	396,076	78,834
Collateral pledged against secured loans	(587,957)	—	(1,381,364)	—	(1,969,321)
Secured loans	492,621	—	1,157,379	—	1,650,000
Equity related to repurchase agreement debt	769,247	782,727	370,146	—	1,922,120
Debt-to-equity ratio (7)	9.7	2.9	2.4	NA	6.1
Repurchase agreement debt-to-equity ratio (8)	10.3	2.9	2.7	NA	5.8

(1)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, residential credit and commercial credit.

(2)	Derivative assets are allocated based on the hedging strategy for each asset class.

(3)	Secured loans are allocated based on amount of collateral pledged.

(4)	Non-Agency RMBS and GSE CRT are considered residential credit.

(5)	CMBS, commercial loans and investments in unconsolidated joint ventures are considered commercial credit.

(6)	Net equity in unsecured assets and exchangeable senior notes includes commercial loans, investments in unconsolidated joint ventures and exchangeable senior notes.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

12

Exhibit 99.1

December 31, 2015

$ in thousands	Agency RMBS	Residential Credit (4)	Commercial Credit (5)	Exchangeable Senior Notes	Total
Investments	9,799,257	3,350,714	3,163,439	—	16,313,410
Cash and cash equivalents (1)	23,484	16,586	13,129	—	53,199
Derivative assets, at fair value (2)	6,795	—	1,864	—	8,659
Other assets	316,072	9,780	66,189	—	392,041
Total assets	10,145,608	3,377,080	3,244,621	—	16,767,309

Repurchase agreements	8,389,643	2,565,515	1,170,890	—	12,126,048
Secured loans (3)	472,983	—	1,177,017	—	1,650,000
Exchangeable senior notes	—	—	—	394,573	394,573
Derivative liabilities, at fair value	238,045	—	103	—	238,148
Other liabilities	46,165	22,540	17,038	5,889	91,632
Total liabilities	9,146,836	2,588,055	2,365,048	400,462	14,500,401

Total equity (allocated)	998,772	789,025	879,573	(400,462)	2,266,908
Adjustments to calculate repurchase agreement debt-to-equity:
Net equity in unsecured assets and exchangeable senior notes (6)	—	—	(250,522)	400,462	149,940
Collateral pledged against secured loans	(558,894)	—	(1,390,805)	—	(1,949,699)
Secured loans	472,983	—	1,177,017	—	1,650,000
Equity related to repurchase agreement debt	912,861	789,025	415,263	—	2,117,149
Debt-to-equity ratio (7)	8.9	3.3	2.7	NA	6.3
Repurchase agreement debt-to-equity ratio (8)	9.2	3.3	2.8	NA	5.7

(1)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, residential credit and commercial credit.

(2)	Derivative assets are allocated based on the hedging strategy for each asset class.

(3)	Secured loans are allocated based on amount of collateral pledged.

(4)	Non-Agency RMBS and GSE CRT are considered residential credit.

(5)	CMBS, commercial loans and investments in unconsolidated joint ventures are considered commercial credit.

(6)	Net equity in unsecured assets and exchangeable senior notes includes commercial loans, investments in unconsolidated joint ventures and exchangeable senior notes.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

13

Exhibit 99.1

Average Balances
The table below presents certain information for the Company's portfolio for the following periods.

	Three Months Ended
$ in thousands	March 31, 2016	December 31, 2015	March 31, 2015
Average Balances*:
Agency RMBS:
15 year fixed-rate, at amortized cost	1,560,925	1,625,689	1,748,996
30 year fixed-rate, at amortized cost	3,945,655	4,269,697	4,580,728
ARM, at amortized cost	410,749	429,087	460,624
Hybrid ARM, at amortized cost	3,096,649	3,330,564	2,866,657
Agency - CMO, at amortized cost	404,443	395,197	446,241
Non-Agency RMBS, at amortized cost	2,437,762	2,455,782	2,892,894
GSE CRT, at amortized cost	676,169	680,350	650,342
CMBS, at amortized cost	2,675,219	3,030,482	3,271,611
Residential loans, at amortized cost	—	2,602,506	3,363,323
Commercial loans, at amortized cost	239,201	182,829	146,107
Average Investment portfolio	15,446,772	19,002,183	20,427,523
Average Portfolio Yields (1):
Agency RMBS:
15 year fixed-rate	2.40%	2.40%	2.21%
30 year fixed-rate	2.97%	2.82%	2.99%
ARM	2.42%	2.26%	2.69%
Hybrid ARM	2.28%	2.22%	2.28%
Agency - CMO	2.80%	3.42%	3.71%
Non-Agency RMBS	4.68%	4.80%	4.35%
GSE CRT (2)	0.85%	0.62%	0.50%
CMBS	4.38%	4.35%	4.34%
Residential loans	—%	3.52%	3.50%
Commercial loans	8.09%	8.16%	8.53%
Average Investment portfolio	3.26%	3.25%	3.29%
Average Borrowings*:
Agency RMBS (3)	8,546,280	9,101,071	9,031,510
Non-Agency RMBS	1,952,569	2,184,489	2,634,705
GSE CRT	451,248	485,989	454,510
CMBS (3)	2,187,472	2,514,693	2,665,165
Exchangeable senior notes	394,982	394,366	392,517
Asset-backed securities issued by securitization trusts	—	2,260,565	2,919,700
Total borrowed funds	13,532,551	16,941,173	18,098,107
Maximum borrowings during the period (4)	13,896,215	17,945,795	18,416,608

14

Exhibit 99.1

Average Cost of Funds (5):
Agency RMBS (3)	0.66%		0.45%		0.34%
Non-Agency RMBS	1.80%		1.65%		1.51%
GSE CRT	2.19%		1.83%		1.69%
CMBS (3)	1.14%		0.98%		0.90%
Exchangeable senior notes	5.68%		5.70%		5.71%
Asset-backed securities issued by securitization trusts	—%		3.03%		3.00%
Unhedged cost of funds (6)	1.10%		1.19%		1.18%
Hedged / Effective cost of funds (non-GAAP measure)	1.96%		2.27%		2.19%
Average Equity (7):	1,939,249		2,128,074		2,452,940
Average debt/equity ratio (average during period)	7.0	x	8.0	x	7.4	x
Debt/equity ratio (as of period end)	6.1	x	6.3	x	6.8	x

*	Average amounts for each period are based on weighted month-end balances; all percentages are annualized. Average balances are presented on an amortized cost basis.

(1)
Average portfolio yield for the period was calculated by dividing interest income, including amortization of premiums and discounts, by the Company's average of the amortized cost of the investments. All yields are annualized.

(2)
GSE CRT average portfolio yield excludes GSE CRT not accounted for under the fair value option as the embedded derivative coupon interest is recorded as realized and unrealized credit derivative income (loss), net

(3)	Agency RMBS and CMBS average borrowing and cost of funds include borrowings under repurchase agreements and secured loans.

(4)	Amount represents the maximum borrowings at month-end during each of the respective periods.

(5)	Average cost of funds is calculated by dividing annualized interest expense by the Company's average borrowings.

(6)	Excludes reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense.

(7)	Average equity is calculated based on a weighted balance basis.

15